UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2015

DEX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35895	13-2740040
(Commission File Number)	(IRS Employer Identification No.)

2200 West Airfield Drive, P.O. Box 619910, DFW Airport, Texas	75261
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 453-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2015, the Company announced that Delbert Humenik, the Company’s Executive Vice President — Chief Revenue Officer, will resign as an executive officer of the Company effective May 5, 2015. Mr. Humenik will receive severance benefits pursuant to the Company’s Severance Plan — Executive Vice President and Above, effective as of July 30, 2014 (the “Severance Plan”), and a Confirmation of Severance Protection Letter, between Mr. Humenik and the Company, effective as of November 4, 2014.  The severance benefits will be paid or provided to Mr. Humenik in the manner as provided in the Severance Plan.  The Company’s obligation to pay or provide severance benefits to Mr. Humenik is contingent on Mr. Humenik executing a general release agreement in connection with the termination of his employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015
DEX MEDIA, INC.

/s/ Raymond R. Ferrell
Name: Raymond R. Ferrell
	Title:	Executive Vice President - General Counsel and Corporate Secretary